EXHIBITS

                              TO FORM 10-Q

                            FOR QUARTER ENDED

                             October 2, 1999



                                                     EXHIBIT 11.1

                           BAIRNCO CORPORATION
           CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE
       FOR THE QUARTERS ENDED OCTOBER 2, 1999 AND OCTOBER 3, 1998
                               (Unaudited)


                                               1999           1998
BASIC EARNINGS PER COMMON SHARE:

Net income                                     $  2,013,000   $ 1,173,000

Average common shares outstanding                 7,895,000     8,567,000

Basic Earnings Per Common Share                $       0.25   $      0.14


DILUTED EARNINGS PER COMMON SHARE:

Net income                                     $  2,013,000   $ 1,173,000

Average common shares outstanding                 7,895,000     8,567,000
Common shares issuable in respect to options
  issued to employees with a dilutive effect        125,000        42,000
Total diluted common shares outstanding           8,020,000     8,609,000

Diluted Earnings Per Common Share              $       0.25   $      0.14



                                                           EXHIBIT 11.2

                           BAIRNCO CORPORATION
           CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE
     FOR THE NINE MONTHS MONTHS ENDED OCTOBER 2, 1999 AND OCTOBER 3, 1998
                               (Unaudited)


                                               1999           1998
BASIC EARNINGS PER COMMON SHARE:

Net income                                     $ 6,597,000    $ 4,957,000

Average common shares outstanding                8,005,000      8,739,000

Basic Earnings Per Common Share                $      0.82    $      0.57


DILUTED EARNINGS PER COMMON SHARE:

Net income                                     $ 6,597,000    $ 4,957,000

Average common shares outstanding                8,005,000      8,739,000
Common shares issuable in respect to options
  issued to employees with a dilutive effect        68,000         67,000
Total diluted common shares outstanding          8,073,000      8,806,000

Diluted Earnings Per Common Share              $      0.82    $      0.56